Exhibit 99.1

FOR RELEASE:		CONTACT:
Date	May 4, 2010	Bryanne Salmon
Time	8:00 am Eastern	Tel. (781) 356-9613
bsalmon@haemonetics.com
Haemonetics Reports Double Digit Growth in Adjusted EPS of $2.85 for Fiscal 2010
Issues Guidance for Continued, Strong Growth in Fiscal 2011
Braintree, MA, May 4, 2010— Haemonetics Corporation (NYSE: HAE) today reported record revenues and earnings for fiscal 2010. The Company also announced fiscal 2011 guidance, including continued double digit growth in earnings.
For the year, Haemonetics reported GAAP net revenues of $645 million, up 8%; net income of $58 million, and earnings per share of $2.24, down 1%. Excluding transformation costs and contingent consideration income in fiscal 2010, adjusted full year net income was $74 million, up 16%, and adjusted earnings per share were $2.85, up 16%.1
Fourth quarter fiscal 2010 GAAP net revenues were $169 million, up 11%; net income was $4 million, down 72%, and earnings per share were $0.15, down 71%. Excluding transformation costs and contingent consideration income in fiscal 2010 adjusted fourth quarter net income was $19 million, up 15%, and earnings per share were $0.75, up 17%.1
Haemonetics ended the year with $142 million in cash and $22 million of debt, and generated $75 million of free cash flow. In the year, cash was used for several strategic acquisitions and a $40 million share repurchase which Haemonetics completed in the third quarter of fiscal 2010.
Brian Concannon, Haemonetics’ President and CEO, said, “Fiscal 2010 was a strong year operationally and strategically. I’m very pleased with our results. We committed several years ago to top line growth and improved profitability and we’ve delivered. As importantly, we strengthened our leadership position in blood management and we continue to invest in our Automated Whole Blood and Arryx Blood Typing Systems, two key products for our future.”
STRATEGIC AND SEGMENT GROWTH HIGHLIGHTS
Haemonetics continues to make progress expanding its business. The Company reported the following highlights:

•	Four acquisitions consummated in 13 months building out blood management solutions capabilities in line with long term strategic plans. The latest acquisition, of Global Med Technologies, Inc., closed in April 2010, substantially completes Haemonetics’ platform of IT software blood management solutions.
•	A strategic alliance signed with Alba Bioscience for access to a comprehensive array of FDA approved blood typing reagents for exclusive use with the Arryx blood typing platform.
•	The launch of IMPACT™ Online — a proprietary web based blood management dash board to enhance blood management by hospital leadership.
•	66 North American IMPACT customers in fiscal 2010 driving acceleration in key product lines evidenced by Q4 growth rates of 41% in TEG® disposables, 9% in OrthoPAT® disposables and 38% in cardioPAT® disposables.
As noted, Haemonetics’ fiscal 2010 reported revenues were $645 million, up 8%. Excluding the effects of currency, full year net revenues grew 6%. Reported revenues break down as follows:

Plasma disposables revenue was $232 million for the year, up 15%. Haemonetics’ plasma business growth moderated over the course of the year as expected. Haemonetics expects its plasma business will be an ongoing high single digit revenue growth driver for the Company.
Platelet disposables revenue was $151 million for the year, up 5%. The platelet business benefited from strong sales in Asia and Japan and a recovery in our ELA distribution markets in the later part of the year.
Red cell disposables revenue was $48 million for the year, down 3%. Revenue declined due to decreased demand for red cells as a result of declining surgical procedures and fewer transfusions.
Surgical disposables revenue was $70 million for the year, up 3%. The surgical business benefited from double digit revenue growth in Japan.
OrthoPAT orthopedic perioperative autotransfusion system disposables revenue was $37 million for the year, up 5%. The Company made progress later in the year advancing OrthoPAT system sales in blood management solutions accounts.
Diagnostics revenue was $22 million for the year, up 10%. Revenues related to the TEG Thrombelastograph® Hemostasis Analyzer business accelerated over the course of the year driven by the Company’s IMPACT initiative.
Software Solutions revenue was $36 million for the year, up 14%. Software Solutions growth was primarily impacted by underlying plasma growth, acquisitions and by the cancellation of a contract by the Department of Defense in Q4 of fiscal 2009.
Equipment revenue was $49 million for the year, up 2%. Economic conditions placed pressure on customer capital budgets which was offset by the impact of the SEBRA® acquisition. Placements of equipment under use plans were strong with 6% growth in our installed base during the year.
Haemonetics reported revenue growth in all geographies for the year, with North American sales up 9%, European sales up 3%, Japanese sales up 12%, and Asian sales up 13%.
FISCAL 2011 GUIDANCE1
Haemonetics announced its fiscal 2011 annual guidance for revenue growth of 9-12%, adjusted operating income growth 11-14% excluding the impact of planned transformation and integration costs of approximately $7 million and adjusted earnings per share of $3.15 to $3.25 excluding the $0.20 impact of planned transformation and integration costs. The Company expects more than 100 basis point gross margin improvement and approximately 30 basis points of adjusted operating margin improvement, and a tax rate of 30-31%. For the year, the Company expects to generate approximately $85 million of adjusted free cash flow before funding $15 million of cash transformation costs.
Mr. Concannon added, “The near term outlook for our business is strong, with balanced growth expected across multiple product lines, continued operating discipline and a strong contribution during fiscal 2011 from our latest acquisitions.”
Haemonetics has posted several items on its website: fiscal 2011 guidance; income scenarios reflecting guidance ranges; and potential fiscal 2011 product line growth. The information is posted at http://www.haemonetics.com/site/content/investor/guidance.asp.
FISCAL 2011 SHARE REPURCHASE PROGRAM
The Company announced that its Board of Directors has approved a $50 million share repurchase.

ANNUAL INVESTOR DAY
Haemonetics is hosting its annual investor and analyst day on Thursday, May 13th at its corporate headquarters in Braintree, MA. Information on the event is posted on the Haemonetics website.
CONFERENCE CALL
Haemonetics will host a webcast on Tuesday, May 4th at 10:00 am Eastern to discuss these results. Interested parties can participate at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=72118&eventID=3004348
Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing innovative blood management solutions for our customers. Together, our devices and consumables, information technology platforms, and consulting services deliver a suite of business solutions to help our customers improve clinical outcomes and reduce the cost of healthcare for blood collectors, hospitals, and patients around the world. Our technologies address important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services. To learn more about Haemonetics, visit our web site at http://www.haemonetics.com.
This release contains forward-looking statements that involve risks and uncertainties, including technological advances in the medical field and standards for transfusion medicine and our ability to successfully implement products that incorporate such advances and standards, product demand, market acceptance, regulatory uncertainties, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, foreign currency exchange rates, changes in customers’ ordering patterns, the effect of industry consolidation as seen in the plasma market, the effect of communicable diseases and the effect of uncertainties in markets outside the U.S. (including Europe and Asia) in which we operate and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The foregoing list should not be construed as exhaustive. The forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results and experience could differ materially from the forward-looking statements.
1 A reconciliation of GAAP to adjusted financial results is included at the end of the financial sections of this press release as well as on the web at http://www.haemonetics.com/investors. In the quarter, Haemonetics incurred $26 million in transformation costs (related to restructuring, deal closing costs and asset write downs), and recorded $2 million in contingent consideration income, all amounts stated pre-tax. For the year, transformation costs totaled $27 million and contingent consideration income was $2 million, all amounts stated pre-tax. The total earnings per share effect of the amounts excluded from our non-GAAP earnings per share were $0.61 in FY10. Our FY11 guidance excludes $6 million of planned transformation costs and $1 million of planned integration costs, associated with the acquisition of Global Med. In total our adjusted guidance excludes $7 million of pre-tax costs and the resulting decrease of $.20 of earnings per share.

Haemonetics Corporation Financial Summary
(Unaudited data in thousands, except per share data)
Consolidated Statements of Income for the Fourth Quarter FY10

	4/3/2010	3/28/2009	% Inc/(Dec)
	As Reported	As Reported	vs Prior Year
NET REVENUES	$169,104	$152,397	11.0%
Gross profit	88,124	82,147	7.3%

R&D	6,662	6,958	(4.3%)
S,G&A	64,024	57,056	12.2%
Contingent consideration income	(2,345)	0	---
Asset writedowns	15,686	0	---

Operating expenses	84,027	64,014	31.3%

Operating income	4,097	18,133	(77.4%)
Interest expense	(20)	(4)	400.0%
Interest income	90	339	(73.5%)
Other (expense)/income, net	(278)	(103)	169.4%

Income before taxes	3,889	18,365	(78.8%)

Tax expense	(78)	4,426	(101.8%)

NET INCOME	$3,967	$13,939	(71.5%)

Net income per common share assuming dilution	$0.15	$0.53	(71.1%)

Weighted average number of shares
Basic	25,192	25,535
Diluted	25,816	26,197

			Inc/(Dec) vs
			prior year profit
Profit Margins:			margin %
Gross profit	52.1%	53.9%	(1.8%)
R&D	3.9%	4.6%	(0.6%)
S,G&A	37.9%	37.4%	0.4%
Operating income	2.4%	11.9%	(9.5%)
Income before taxes	2.3%	12.1%	(9.8%)
Net income	2.3%	9.1%	(6.8%)

Consolidated Statements of Income for FY10 and FY09

	4/3/2010	3/28/2009	% Inc/(Dec) vs
	As Reported	As Reported	Prior Year
NET REVENUES	$645,430	$597,879	8.0%
Gross profit	337,481	308,169	9.5%

R&D	26,376	23,859	10.5%
S,G&A	214,483	198,743	7.9%
Contingent consideration income	(2,345)	0	---
Asset writedowns	15,686	0	---

Operating expenses	254,200	222,602	14.2%

Operating income	83,281	85,567	(2.7%)
Interest expense	(742)	(191)	288.5%
Interest income	399	2,094	(80.9%)
Other (expense)/income, net	(1,668)	(2,469)	(32.4%)

Income before taxes	81,270	85,001	(4.4%)

Tax expense	22,895	25,698	(10.9%)

NET INCOME	$58,375	$59,303	(1.6%)

Net income per common share assuming dilution	$2.24	$2.27	(1.1%)

Weighted average number of shares
Basic	25,451	25,389
Diluted	26,063	26,173

			Inc/(Dec) vs
			prior year profit
			margin %
Profit Margins:
Gross profit	52.3%	51.5%	0.7%
R&D	4.1%	4.0%	0.1%
S,G&A	33.2%	33.2%	(0.0%)
Operating income	12.9%	14.3%	(1.4%)
Income before taxes	12.6%	14.2%	(1.6%)
Net income	9.0%	9.9%	(0.9%)

Revenue Analysis for the Fourth Quarter and Year-To-Date FY10

	Fourth Quarter
	4/3/2010	3/28/2009	% Inc/(Dec) vs
	As Reported	As Reported	Prior Year
Revenues by geography
United States	$78,459	$73,297	7.0%
International	$90,645	$79,100	14.6%

Net revenues	$169,104	$152,397	11.0%

Disposable revenues

Plasma disposables	$54,910	$51,787	6.0%

Blood bank disposables
Platelet	$39,677	$35,032	13.3%
Red cell	$12,746	$12,857	(0.9%)

	$52,423	$47,889	9.5%

Hospital disposables
Surgical	$18,022	$16,702	7.9%
OrthoPAT	$9,953	$9,118	9.2%
Diagnostics	$6,770	$4,799	41.1%

	$34,745	$30,619	13.5%

Subtotal	$142,078	$130,295	9.0%

Software solutions	$10,109	$9,691	4.3%
Equipment & other	$16,917	$12,411	36.3%

Net revenues	$169,104	$152,397	11.0%

	Year Ended
	4/3/2010	3/28/2009	% Inc/(Dec) vs
	As Reported	As Reported	Prior Year
Revenues by geography
United States	$303,682	$279,045	8.8%
International	$341,748	$318,834	7.2%

Net revenues	$645,430	$597,879	8.0%

Disposable revenues

Plasma disposables	$232,378	$202,173	14.9%

Blood bank disposables
Platelet	$151,026	$143,420	5.3%
Red cell	$48,031	$49,508	(3.0%)

	$199,057	$192,928	3.2%

Hospital disposables
Surgical	$69,942	$67,697	3.3%
OrthoPAT	$37,079	$35,419	4.7%
Diagnostics	$21,862	$19,881	10.0%

	$128,883	$122,997	4.8%

Subtotal	$560,318	$518,098	8.1%

Software solutions	$35,919	$31,604	13.7%
Equipment & other	$49,193	$48,177	2.1%

Net revenues	$645,430	$597,879	8.0%

Consolidated Balance Sheets

	Period ending
	4/3/10	3/28/09

Assets
Cash & cash equivalents	$141,562	$156,721
Accounts receivable, net	118,684	113,598
Inventories, net	79,953	76,522
Other current assets	33,491	35,552

Total current assets	373,690	382,393
Net PP&E	153,298	137,807
Other assets	227,155	129,493

Total assets	$754,143	$649,693

	Period ending
	4/3/10	3/28/09

Liabilities & Stockholders’ Equity
S/T debt & current maturities	$17,062	$695
Other current liabilities	114,043	92,168

Total current liabilities	131,105	92,863
Long-term debt	4,589	5,343
Other long-term liabilities	25,325	11,603
Stockholders’ equity	593,124	539,884

Total liabilities & equity	$754,143	$649,693

Free Cash Flow Reconciliation

	Three Months Ended
	4/3/10	3/28/09

GAAP cash flow from operations	$35,686	$47,181

Capital expenditures	(11,428)	(14,184)
Proceeds from sale of property, plant and equipment	1,175	(139)

Net investment in property, plant and equipment	(10,253)	(14,323)

Free cash flow	$25,433	$32,858

	Year Ended
	4/3/10	3/28/09

GAAP cash flow from operations	$129,667	$116,364

Capital expenditures	(56,304)	(56,379)
Proceeds from sale of property, plant and equipment	1,785	2,383

Net investment in property, plant and equipment	(54,519)	(53,996)

Free cash flow	$75,148	$62,368

Haemonetics Corporation Financial Summary
Reconciliation of Non-GAAP Measures
Haemonetics has presented supplemental non-GAAP financial measures as part of this earnings release. A reconciliation is provided below that reconciles each non-GAAP financial measure with the most comparable GAAP measure. The presentation of non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the most directly comparable GAAP measures. There are material limitations to the usefulness of non-GAAP measures on a standalone basis, including the lack of comparability to the GAAP financial results of other companies.
These measures are used by management to monitor the financial performance of the business, inform business decision making, and forecast future results. Performance targets for management are established based upon these non-GAAP measures. In the reconciliations below, we have removed restructuring costs, contingent consideration income, and asset writedowns from our GAAP expenses. These restructuring and other items result from a significant transformation of our business during our fiscal years 2010 and 2009. Our fiscal 2010 restructuring is related to the integration of Global Med Technologies and the reposition of our sales force. We believe this information is useful for investors because it allows for an evaluation of the Company with a focus on the performance of our core operations.
Non-GAAP Gross Profit
 The use of these non-GAAP measures allows management to monitor the level of total gross profits without the costs of our business transformation. We establish our budgets, forecasts, and performance targets on this basis.
Non-GAAP S,G&A and Non-GAAP Operating Expenses
 The use of this non-GAAP measure allows management to monitor the ongoing level of spend that is necessary to support the business in a period when we are not transforming our business or completing an acquisition of in-process research and development. We establish our budgets, forecasts, and performance targets excluding these costs.
Non-GAAP Operating Income and Non-GAAP Income before Income Taxes
 The use of these non-GAAP measures allows management to monitor the level of operating and total pre-tax profits without the costs of our business transformation. We establish our budgets, forecasts, and performance targets on this basis.
Non-GAAP Net Income and Earnings per Share
 The use of these non-GAAP measures allows management to monitor the level of net income and earnings per share excluding both the costs of our business transformation, as well as any related tax effects. We establish our budgets, forecasts, and performance targets on this basis.

Reconciliation of Non-GAAP Measures for the Fourth Quarter of FY10 and FY09

	04/03/10	03/28/09
Non-GAAP gross profit
GAAP gross profit	$88,124	$82,147
Restructuring costs	—	—

Non-GAAP gross profit	$88,124	$82,147

Non-GAAP S,G&A
GAAP S,G&A	$64,024	$57,056
Restructuring and deal closing costs	(10,364)	(4,359)

Non-GAAP S,G&A	$53,660	$52,697

Non-GAAP operating expenses
GAAP operating expenses	$84,027	$64,014
Restructuring and deal closing costs	(10,364)	(4,359)
Contingent consideration income	2,345	—
Asset writedowns	(15,686)	—

Non-GAAP operating expenses	$60,322	$59,655

Non-GAAP operating income
GAAP operating income	$4,097	$18,133
Restructuring and deal closing costs	10,364	4,359
Contingent consideration income	(2,345)	—
Asset writedowns	15,686	—

Non-GAAP operating income	$27,802	$22,492

Non-GAAP income before taxes
GAAP income before taxes	$3,889	$18,365
Restructuring and deal closing costs	10,364	4,359
Contingent consideration income	(2,345)	—
Asset writedowns	15,686	—

Non-GAAP income before taxes	$27,594	$22,724

Non-GAAP net income
GAAP net income	$3,967	$13,939
Restructuring and deal closing costs	10,364	4,359
Contingent consideration income	(2,345)	—
Asset writedowns	15,686	—
Tax benefit associated with non-GAAP items	(8,202)	(1,381)

Non-GAAP net income	$19,470	$16,917

Non-GAAP net income per common share assuming dilution
GAAP net income per common share assuming dilution	$0.15	$0.53
Non-GAAP items after tax per common share assuming dilution	0.60	0.11

Non-GAAP net income per common share assuming dilution	$0.75	$0.65

Reconciliation of Non-GAAP Measures for FY10 and FY09

	04/03/10	03/28/09
Non-GAAP gross profit
GAAP gross profit	$337,481	$308,169
Restructuring costs	—	72

Non-GAAP gross profit	$337,481	$308,241

Non-GAAP S,G&A
GAAP S,G&A	$214,483	$198,743
Restructuring and deal closing costs	(10,814)	(6,964)

Non-GAAP S,G&A	$203,669	$191,779

Non-GAAP operating expenses
GAAP operating expenses	$254,200	$222,602
Restructuring and deal closing costs	(10,814)	(6,964)
Contingent consideration income	2,345	—
Asset writedowns	(15,686)	—

Non-GAAP operating expenses	$230,045	$215,638

Non-GAAP operating income
GAAP operating income	$83,281	$85,567
Restructuring and deal closing costs	10,814	7,036
Contingent consideration income	(2,345)	—
Asset writedowns	15,686	—

Non-GAAP operating income	$107,436	$92,603

Non-GAAP income before taxes
GAAP income before taxes	$81,270	$85,001
Restructuring and deal closing costs	10,814	7,036
Contingent consideration income	(2,345)	—
Asset writedowns	15,686	—

Non-GAAP income before taxes	$105,425	$92,037

Non-GAAP net income
GAAP net income	$58,375	$59,303
Restructuring and deal closing costs	10,814	7,036
Contingent consideration income	(2,345)	—
Asset writedowns	15,686	—
Tax benefit associated with non-GAAP items	(8,359)	(2,320)

Non-GAAP net income	$74,171	$64,019

Non-GAAP net income per common share assuming dilution
GAAP net income per common share assuming dilution	$2.24	$2.27
Non-GAAP items after tax per common share assuming dilution	$0.61	$0.18

Non-GAAP net income per common share assuming dilution	$2.85	$2.45